EXHIBIT 99.1

II-VI Incorporated Reports Fiscal 2019 Fourth Quarter and Full Year Results

II-VI Intends to Refile SAMR Application to Allow Time to Complete Review

  Record quarterly revenues increased 6% sequentially, and 13% year-over- year
  Cash flows from operations of $178.5 million result in second consecutive record
  GAAP EPS of $0.43 and non-GAAP EPS of $0.67 exceeds expectations
  Year-over-year revenues increase 18%, with a 21% increase in GAAP EPS

PITTSBURGH, Aug. 13, 2019 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its fiscal 2019 fourth quarter and fiscal year ended June 30, 2019 and provided an update on the approval process for the Finisar acquisition.

“We completed our fiscal year 2019 by delivering another strong operating performance driven by record quarterly and full year revenues. Growth was led by our key accounts in the Photonics segment from the optical communications markets, with increasing demand for products driven by broad-based deployments and the continued acceleration of the 5G infrastructure build-out around the world. Sales in Performance Products were fueled by silicon carbide substrates for the electrification of vehicles, the deployment of green energy infrastructure and the sustained build-out of wireless base stations. Our Aerospace and Defense business continued to experience strong demand from customers for our products including those associated with High Energy Lasers under development,” said Dr. Vincent D. (Chuck) Mattera, Jr., Chief Executive Officer. “Our intense focus on cost and cash flow helped drive bottom line improvement and record cash flow from operations.”

Dr. Mattera continued, “Regarding the pending acquisition of Finisar, we have been engaged in an active dialogue with SAMR throughout this whole process. Given the broad and deep footprint in China of both companies and the approaching end of Phase III, we plan to refile our application, but expect the process to continue in parallel without impact from the re-filing. The new expectation is for a closure in the fall timeframe.”

Table 1
$ in Millions, except per share amounts, basis points and %
(Unaudited)
	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Revenues	$362.7	$342.4	$321.1	$1,362.4	$1,158.8

Operating income (1)	$40.7	$31.2	$40.0	$148.7	$136.8
Adjusted operating income (2)	$56.9	$47.4	$48.0	$209.7	$173.1

Net earnings	$28.0	$24.6	$27.2	$107.5	$88.0
Adjusted net earnings (2)	$43.8	$40.6	$33.7	$167.6	$132.0

Diluted earnings per share	$0.43	$0.38	$0.42	$1.63	$1.35
Adjusted diluted earnings per share (2)	$0.67	$0.62	$0.52	$2.54	$2.03

Other Selected Financial Metrics
Book to Bill (3)	0.91	1.05	1.03	1.02	1.04
Gross margin	38.2%	37.2%	40.1%	38.3%	39.9%
Operating margin	11.2%	9.1%	12.5%	10.9%	11.8%
Adjusted operating margin (2)	15.7%	13.8%	14.9%	15.4%	14.9%
Return on sales	7.7%	7.2%	8.5%	7.9%	7.6%
Adjusted return on sales (2)	12.1%	11.9%	10.5%	12.3%	11.4%

(1)  Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.
(2)  All adjusted amounts exclude certain non-GAAP adjustments for share-based compensation, acquired amortization expense, certain one-time transaction expense and the impact of the Tax Cuts and Jobs Act. See Table 4 for Reconciliation of Adjusted Operating Income to Operating Income and Net Earnings. See Tables 8 and 9 for Reconciliation of Reported Net Earnings to Adjusted Net Earnings.
(3)  Book to Bill is calculated by dividing orders the Company expects to convert to revenue within the next twelve months by revenues recognized during the period.

Outlook

The outlook for the first fiscal quarter ending September 30, 2019 is revenues of $320 million to $345 million and earnings per diluted share of $0.33 to $0.43 including $0.06 per share of transaction costs for our transactions and collaborations previously announced. On an adjusted basis, earnings per diluted share is estimated at $0.55 to $0.65, which includes $0.09 for share-based compensation, $0.07 for amortization expense, and $0.06 for transaction costs. These amounts are all at prevailing exchange rates.

Comparable results for the quarter ended September 30, 2018 were revenues of $314.4 million and diluted earnings per share of $0.40. The $0.40 of diluted earnings per share included $0.08 for share-based compensation, $0.05 for amortization expense, and $0.03 for transaction costs. On an adjusted basis, diluted earnings per share was $0.56. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Table 2
Segment Book to Bill, Revenues, Operating Income & Margins, and Adjusted Operating Income & Margins
$ Millions, except % and Book to Bill
(Unaudited)
	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Book to Bill:
II-VI Laser Solutions	0.89	0.84	0.95	0.92	1.05
II-VI Photonics	0.96	1.17	1.17	1.06	1.01
II-VI Performance Products	0.85	1.05	0.91	1.08	1.09
II-VI Consolidated	0.91	1.05	1.03	1.02	1.04

Revenues:
II-VI Laser Solutions	$87.4	$97.4	$108.4	$396.6	$405.9
II-VI Photonics	177.5	166.5	133.2	638.8	486.5
II-VI Performance Products	97.8	78.5	79.5	327.0	266.4
II-VI Consolidated	$362.7	$342.4	$321.1	$1,362.4	$1,158.8

Operating Income:
II-VI Laser Solutions	$9.7	$6.0	$16.4	$40.2	$40.1
II-VI Photonics	22.2	20.7	13.5	81.9	63.2
II-VI Performance Products	13.4	8.4	10.1	42.2	33.5
Transaction expenses related to the merger	(4.6)	(3.9)	-	(15.6)	-
II-VI Consolidated	$40.7	$31.2	$40.0	$148.7	$136.8

Adjusted Operating Income:
II-VI Laser Solutions	$11.7	$8.8	$18.4	$49.3	$49.9
II-VI Photonics	28.2	27.0	17.8	106.6	83.2
II-VI Performance Products	17.0	11.6	11.8	53.8	40.0
II-VI Consolidated	$56.9	$47.4	$48.0	$209.7	$173.1

Operating Margin:
II-VI Laser Solutions	11.1%	6.2%	15.1%	10.1%	9.9%
II-VI Photonics	12.5%	12.4%	10.1%	12.8%	13.0%
II-VI Performance Products	13.7%	10.7%	12.7%	12.9%	12.6%
II-VI Consolidated	11.2%	9.1%	12.5%	10.9%	11.8%

Adjusted Operating Margin:
Adjusted II-VI Laser Solutions	13.4%	9.0%	17.0%	12.4%	12.3%
Adjusted II-VI Photonics	15.9%	16.2%	13.4%	16.7%	17.1%
Adjusted II-VI Performance Products	17.4%	14.8%	14.8%	16.5%	15.0%
II-VI Consolidated	15.7%	13.8%	14.9%	15.4%	14.9%

Table 3 is a reconciliation of Segment Adjusted Operating Income reported in this press release to Segment reported Operating Income

Table 3
$ Millions
(Unaudited)
	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Adjusted II-VI Laser Solutions Operating Income	$11.7	$8.8	$18.4	$49.3	$49.9
Stock Compensation	(1.4)	(2.3)	(1.4)	(7.0)	(5.7)
Amortization	(0.6)	(0.5)	(0.6)	(2.1)	(2.1)
Acquired businesses one-time expenses	-	-	-	-	(2.0)
II-VI Laser Solutions Operating Income	$9.7	$6.0	$16.4	$40.2	$40.1

Adjusted II-VI Photonics Operating Income	$28.2	$27.0	$17.8	$106.6	$83.2
Stock Compensation	(3.6)	(3.8)	(2.1)	(12.0)	(10.5)
Amortization	(2.4)	(2.5)	(2.2)	(9.3)	(9.5)
Acquired businesses one-time expenses	-	-	-	(3.4)	-
II-VI Photonics Operating Income	$22.2	$20.7	$13.5	$81.9	$63.2

Adjusted II-VI Performance Products Operating Income	$17.0	$11.6	$11.8	$53.8	$40.0
Stock Compensation	(1.8)	(1.8)	(0.9)	(6.0)	(3.5)
Amortization	(1.6)	(1.2)	(0.8)	(5.2)	(3.0)
Acquired businesses one-time expenses	(0.2)	(0.2)	-	(0.4)	-
II-VI Performance Products Operating Income	$13.4	$8.4	$10.1	$42.2	$33.5

Transaction expenses related to pending merger	(4.6)	(3.9)	-	(15.6)	-
Total Operating Income	$40.7	$31.2	$40.0	$148.7	$136.8

Adjusted Operating Income	$56.9	$47.4	$48.0	$209.7	$173.1

Table 4 is a reconciliation of Adjusted Operating Income reported in this press release to Net Earnings.

Table 4
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Adjusted operating income	$56.9	$47.4	$48.0	$209.7	$173.1
Amortization	4.6	4.2	3.6	16.6	14.6
Stock based compensation	6.8	7.9	4.4	25.0	19.7
Acquired businesses one-time expenses	0.2	0.2	-	3.8	2.0
Transaction expenses related to pending merger	4.6	3.9	-	15.6	-
Operating income	$40.7	$31.2	$40.0	$148.7	$136.8
Interest expense	5.6	5.7	5.0	22.4	18.4
Other expense (income), net	0.4	(1.5)	0.8	(2.5)	(3.8)
Income tax expense	6.7	2.4	7.0	21.3	34.2
Net Earnings	$28.0	$24.6	$27.2	$107.5	$88.0

Table 5 is a reconciliation of Operating Income reported in this press release to Adjusted EBITDA.

Table 5
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Operating income	$40.7	$31.2	$40.0	$148.7	$136.8
Depreciation and amortization	24.8	23.1	22.7	92.4	80.8
Other income (expense), net	(0.4)	1.5	(0.8)	2.5	3.8
Stock based compensation expense	6.8	7.9	4.4	25.0	19.7
Acquired businesses one-time expenses	0.2	0.2	-	3.8	2.0
Transaction expenses related to pending merger	4.6	3.9	-	15.6	-
Adjusted EBITDA (6)	$76.8	$67.8	$66.3	$288.0	$243.1

Table 6 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 6
$ Millions
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Adjusted EBITDA (6)	$76.8	$67.8	$66.3	$288.0	$243.1
Adjusted EBITDA margin (5)(6)	21.2%	19.8%	20.6%	21.1%	21.0%
Acquired businesses one-time expenses	$(0.2)	$(0.2)	$-	$(3.8)	$(2.0)
Stock based compensation expense	(6.8)	(7.9)	(4.4)	(25.0)	(19.7)
Transaction expenses related to pending merger	(4.6)	(3.9)	-	(15.6)	-
EBITDA (4)	$65.1	$55.8	$61.9	$243.6	$221.4
EBITDA margin (5)	17.9%	16.3%	19.3%	17.9%	19.1%
Interest expense	$5.6	$5.7	$5.0	$22.4	$18.4
Depreciation and amortization	24.8	23.1	22.7	92.4	80.8
Income tax expense	6.7	2.4	7.0	21.3	34.2
Net Earnings	$28.0	$24.6	$27.2	$107.5	$88.0

(4)  EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.
(5)  EBITDA margin is defined as earnings before interest, incomes taxes, depreciation and amortization divided by revenues.
(6)  Adjusted EBITDA excludes non-GAAP adjustments for adjustments for share-based compensation, acquired amortization expense, certain one-time transaction expense and the impact of the Tax Cuts and Jobs Act.
(7)  Amounts may not recalculate due to rounding.

Table 7 is a table of other selected financial information.

Table 7
$ Millions, except share information
(Unaudited)	Three Months Ended			Year Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Share-based compensation expense, pre-tax	$6.8	$7.9	$4.4	$25.0	$19.7
Cash paid for shares repurchased	$1.6	$-	$-	$1.6	$49.9
Shares repurchased through the Company’s share repurchase programs	50,000	-	-	50,000	1,414,900

Conference Call & Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on August 13, 2019 to discuss these results.

Webcast URL:
Individuals wishing to participate in the webcast can access the event at the Company’s web site by visiting www.ii-vi.com/investors-events or via https://tinyurl.com/IIVIQ4FY19Earnings.

Conference call numbers:
If you wish to participate in the conference call, please dial (877) 316-5288 for U.S. calls, and (734) 385-4977 for international calls. To join the conference call, please enter ID# 1286517, then provide your name and company affiliation.

Conference call replay:
The conference call will be recorded, and a replay will be available to interested parties who are unable to attend the live call. This service will be available until 11:59 p.m. EDT on Friday, August 16, 2019, by dialing (855) 859-2056 for U.S. calls and (404) 537-3406 for international calls, and entering ID# 1286517.

Use of Non-GAAP Financial Measures

The Company has disclosed financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings, the adjusted non-GAAP earnings per share and the adjusted operating income measure earnings and operating income, respectively, excluding non-recurring or unusual items that are considered by the management to be outside the Company’s standard operation and excluding certain non-cash items. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction with Finisar Corporation (“Finisar”) and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important factors that may cause such a difference include, but are not limited to: (i) the ability of II-VI and Finisar to complete their proposed transaction on the anticipated terms and timing or at all, (ii) the ability of the parties to satisfy the conditions to the closing of the proposed transaction, including obtaining required regulatory approvals, (iii) potential litigation relating to the proposed transaction, which could be instituted against II-VI, Finisar or their respective directors, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, (v) the triggering of any third party contracts containing consent and/or other similar provisions, (vi) any negative effects of the announcement of the transaction on the market price of Finisar’s common stock and/or negative effects of the announcement or commencement of the transaction on the market price of II-VI’s common stock, (vi) any negative effects of the commencement of the proposed transaction on the market price of II-VI’s common stock, (vii) uncertainty as to the long-term value of II-VI’s common stock, and thus the value of the II-VI shares to be issued in the proposed transaction, (viii) any unexpected impacts from unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations after the consummation of the proposed transaction and on the other conditions to the completion of the merger, (ix) inherent risks, costs and uncertainties associated with integrating the businesses successfully and achieving all or any of the anticipated synergies related to the proposed transaction, (x) potential disruptions from the proposed transaction that may harm II-VI’s or Finisar’s respective businesses, including current plans and operations, (xi) the ability of II-VI and Finisar to retain and hire key personnel, (xii) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or foreign laws, rules or regulations, that could delay or prevent completion of the proposed transaction or cause the terms of the proposed transaction to be modified, (xiii) the ability of II-VI to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all, (xiv) economic uncertainty due to monetary or trade policy, political or other issues in the United States or internationally, (xv) any unexpected fluctuations or weakness in the U.S. and global economies, (xvi) changes in U.S. corporate tax laws as a result of the Tax Cuts and Jobs Act of 2017 and any future legislation, (xvii) foreign currency effects on II-VI’s and Finisar’s respective businesses, (xviii) competitive developments including pricing pressures, the level of orders that are received and can be shipped in a quarter, changes or fluctuations in customer and end-user order patterns, and seasonality, (xix) changes in utilization of II-VI or Finisar’s manufacturing capacity and II-VI’s ability to effectively manage and expand its production levels, (xx) the timely release of new products and acceptance of such new products by the market, (xxi) the introduction of new products by competitors and other competitive responses, (xxii) II-VI’s ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions, (xxiii) II-VI’s ability to achieve the anticipated benefits of capital investments that it makes, (xxiv) the ability of II-VI to devise and execute strategies to respond to market conditions, (xxv) disruptions in II-VI’s business or the businesses of its customers or suppliers due to natural disasters, terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system, (xxvi) the responses by the respective managements of II-VI and Finisar to any of the aforementioned factors, and (xxvii) the failure of any one or more of the assumptions stated above to prove to be correct. Additional risks are described under the heading “Risk Factors” in II-VI’s Annual Report on Form 10-K for the year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 28, 2018 and in Finisar’s Annual Report on Form 10-K for the year ended April 28, 2019 filed with the SEC on June 14, 2019.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 (File No. 333-229052) filed with the SEC in connection with the proposed transaction (the “Form S-4”). While the list of factors discussed above is, and the list of factors presented in the Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither II-VI nor Finisar assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	June 30,	March 31,	June 30,
	2019	2019	2018
Revenues	$362,728	$342,496	$321,075

Costs, Expenses & Other Expense (Income)
Cost of goods sold	224,076	215,212	192,465
Internal research and development	36,202	36,026	32,896
Selling, general and administrative	61,731	60,128	55,690
Interest expense	5,606	5,647	5,049
Other expense (income), net	384	(1,532)	768
Total Costs, Expenses, & Other Expense (Income)	327,999	315,481	286,868

Earnings Before Income Taxes	34,729	27,015	34,207

Income Taxes	6,701	2,377	7,040

Net Earnings	$28,028	$24,638	$27,167

Diluted Earnings Per Share	$0.43	$0.38	$0.42

Basic Earnings Per Share	$0.44	$0.39	$0.44

Average Shares Outstanding - Diluted	65,686	65,701	65,158
Average Shares Outstanding - Basic	63,719	63,612	62,521

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Year Ended
	June 30,	June 30,
	2019	2018
Revenues	$1,362,496	$1,158,794

Costs, Expenses & Other Expense (Income)
Cost of goods sold	841,147	696,591
Internal research and development	139,163	116,875
Selling, general and administrative	233,518	208,565
Interest expense	22,417	18,352
Other expense (income), net	(2,562)	(3,783)
Total Costs, Expenses, & Other Expense (Income)	1,233,683	1,036,600

Earnings Before Income Taxes	128,813	122,194

Income Taxes	21,296	34,192

Net Earnings	$107,517	$88,002

Diluted Earnings Per Share	$1.63	$1.35

Basic Earnings Per Share	$1.69	$1.41

Average Shares Outstanding - Diluted	65,804	65,133
Average Shares Outstanding - Basic	63,584	62,499

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	June 30,	June 30,
	2019	2018
Assets
Current Assets
Cash and cash equivalents	$204,872	$247,038
Accounts receivable	269,642	215,032
Inventories	296,282	248,268
Prepaid and refundable income taxes	11,778	7,845
Prepaid and other current assets	30,337	43,654
Total Current Assets	812,911	761,837
Property, plant & equipment, net	582,790	524,890
Goodwill	319,778	270,678
Other intangible assets, net	139,324	125,069
Investments	76,208	69,215
Deferred income taxes	8,524	2,046
Other assets	14,238	7,926
Total Assets	$1,953,773	$1,761,661

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$23,834	$20,000
Accounts payable	104,462	89,774
Accruals and other current liabilities	142,267	126,693
Total Current Liabilities	270,563	236,467
Long-term debt	443,163	419,013
Deferred income taxes	23,913	27,241
Other liabilities	82,925	54,629
Total Liabilities	820,564	737,350
Total Shareholders’ Equity	1,133,209	1,024,311
Total Liabilities and Shareholders’ Equity	$1,953,773	$1,761,661

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Year Ended
	June 30,
	2019	2018
Cash Flows from Operating Activities
Net cash provided by operating activities	$178,475	$161,014

Cash Flows from Investing Activities
Additions to property, plant & equipment	(137,122)	(153,438)
Purchases of businesses	(83,067)	(80,503)
Purchases of equity investments	(4,480)	(52,056)
Other investing activities	693	1,047
Net cash used in investing activities	(223,976)	(284,950)

Cash Flows from Financing Activities
Proceeds from borrowings	150,000	445,000
Proceeds from exercises of stock options	8,698	10,469
Payments on borrowings	(135,000)	(292,000)
Payments in satisfaction of employees' minimum tax obligations	(7,092)	(6,564)
Debt issuance costs	(5,589)	(10,061)
Payments on earnout considerations	(4,524)	-
Purchases of treasury stock	(1,616)	(49,875)
Net cash provided by financing activities	4,877	96,969

Effect of exchange rate changes on cash and cash equivalents	(1,542)	2,117
Net (decrease) in cash and cash equivalents	(42,166)	(24,850)
Cash and Cash Equivalents at Beginning of Period	247,038	271,888
Cash and Cash Equivalents at End of Period	$204,872	$247,038

Table 8
II-VI Incorporated and Subsidiaries
Reconciliation of Reported Earnings to Adjusted Net Earnings
(Unaudited)

	Three Months Ended

	June 30,	March 31,	June 30,
	2019	2019	2018

Reported Earnings	$28.0	$24.6	$27.2

Add back (deduct) one-time items:
Share-based compensation expense in COGS	0.8	0.9	0.6
Share-based compensation expense in SG&A	6.0	7.0	3.8
Amortization expense	4.6	4.2	3.6
Acquired businesses one-time expenses	0.2	0.2	-
Transaction cost related to pending merger	4.6	3.9	-
Impact of the "Tax Cuts and Jobs Act"	-	-	(1.3)

Tax adjustment on one-time items	(0.4)	(0.2)	(0.2)

Adjusted Net Earnings	$43.8	$40.6	$33.7

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$0.43	$0.38	$0.42
Earnings - Basic Earnings Per Share	$0.44	$0.39	$0.44

Per share, After-Tax Impact of Adjustments on:
Adjustments - Diluted Earnings Per Share	$0.24	$0.24	$0.10
Adjustments - Basic Earnings Per Share	$0.25	$0.25	$0.11

Adjusted Earnings:
Adjusted Earnings - Diluted Earnings Per Share	$0.67	$0.62	$0.52
Adjusted Earnings - Basic Earnings Per Share	$0.69	$0.64	$0.55

Table 9
II-VI Incorporated and Subsidiaries
Reconciliation of Reported Earnings to Adjusted Net Earnings
(Unaudited)

	Year Ended

	June 30,	June 30,
	2019	2018

Reported Earnings	$107.5	$88.0

Add back (deduct) one-time items:
Share-based compensation expense in COGS	3.2	2.9
Share-based compensation expense in SG&A	21.8	16.8
Amortization expense	16.6	14.6
Acquired businesses one-time expenses	3.8	2.0
Transaction cost related to pending merger	15.6	-
Impact of the "Tax Cuts and Jobs Act"	-	8.0

Tax adjustment on one-time items	(0.9)	(0.3)

Adjusted Net Earnings	$167.6	$132.0

Per share data:
Reported Earnings:
Earnings - Diluted Earnings Per Share	$1.63	$1.35
Earnings - Basic Earnings Per Share	$1.69	$1.41

Per share, After-Tax Impact of Adjustments on:
Adjustments - Diluted Earnings Per Share	$0.91	$0.68
Adjustments - Basic Earnings Per Share	$0.95	$0.70

Adjusted Earnings:
Adjusted Earnings - Diluted Earnings Per Share	$2.54	$2.03
Adjusted Earnings - Basic Earnings Per Share	$2.64	$2.11

CONTACT:

Mark Lourie
Vice President, Corporate Communications
corporate.communications@ii-vi.com
www.ii-vi.com/contact-us